EXHIBIT 1.1

PLATFORM VENTURES

DIVERSIFIED HOUSING REIT, LLC

Class A and Class D Common Shares

DEALER MANAGER AGREEMENT

THIS AGREEMENT is entered into as of June 13, 2018 by and among Platform Ventures Diversified Housing REIT, LLC, a Delaware limited liability company (the “Company”), PVDH Manager, LLC, a Delaware limited liability company (the “Advisor”) and North Capital Private Securities Corporation (“NCPS” or the “Dealer Manager”) in connection with the offering and sale by the Company of up to $50,000,000 of common shares (Class A and Class D) of the Company (the “Shares”), to “qualified purchasers” (as defined in Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”)) in an offering pursuant to Regulation A(the “Offering”). The Company desires for NCPS to act as its agent in connection with the Offering.

1.	Dealer Manager.

On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions set forth in this Agreement, the Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to $50,000,000 Shares , either directly as a Dealer or through other Dealers (as defined below), in accordance with the terms and conditions stated in the Offering Statement. Upon the Company’s prior written approval, the Dealer Manager will be authorized to enter into Selected Dealer Agreements (each a “Selected Dealer Agreement”) in a form to be agreed upon by the Company and the Dealer Manager with other broker-dealers acceptable to the Company in its sole discretion who will participate in the Offering (each participating broker-dealer being referred to herein as a “Dealer.”) Each such Dealer shall be a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) unless otherwise agreed in writing by the Company and the Advisor. Upon the Company’s prior written approval, the Dealer Manager may also enter into placement agreements in a form to be agreed upon by the Company and the Dealer Manager with registered investment advisers registered with the Securities and Exchange Commission (the “SEC”) acceptable to the Company in its sole discretion. To the extent the Dealer Manager solicits investors or executes trades in connection with the Offering, it will be deemed to be a Dealer in the Offering. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on the terms and conditions stated in the Offering Statement and this Agreement.

2.	Solicitation Procedures.

i.	Reserved.

ii.	Offering Materials. The Company has provided to NCPS the current version of the Company’s Offering Statement on Form 1-A (the final version, as amended and supplemented, is referred to as the “Offering Statement”), and the definitive subscription and governance documents for the Company. Upon completion of preliminary due diligence by NCPS, acceptance of the Offering for placement, and commencement of NCPS’s participation in the Offering, the Offering Statement and any printed sales literature or other materials authorized by the Company to be used in the Offering (“Authorized Sales Materials”) provided by the Company will comprise the offering materials for the Offering (the “Offering Materials”), subject to the limitations set forth in this Agreement with respect to Authorized Sales Materials.

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NCPS is not, and in its agreements with the Dealers NCPS will require that the Dealers agree that they are not, authorized or permitted to give, and will not give, and, any information or make any representation (written or oral) concerning the Shares except as set forth in the Offering Statement as amended and supplemented or in the Authorized Sales Materials. NCPS agrees, and in its agreements with the Dealers will require that the Dealers agree, that the Offering Statement as amended and supplemented will be available to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor.

Except for the Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales materials in connection with the Offering and NCPS agrees, and in its agreements with the Dealers NCPS will require the Dealers to agree, not to use any material unless it has been authorized by the Company and provided to NCPS or the Dealers by the Company. NCPS agrees, and in its agreements with the Dealers NCPS will require each Dealer to agree, that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. NCPS agrees, and in its agreements with the Dealers NCPS will require each Dealer to agree, that it will not show or give to any investor or prospective investor in a particular jurisdiction, any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. NCPS agrees, and in its agreements with the Dealers NCPS will require each Dealer to agree, that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company.

iii.	Offering Period. NCPS will undertake due diligence of the Company and the Offering. Upon satisfactory completion of due diligence and subject to approval of the Offering by NCPS in its sole discretion, NCPS will accept the Offering and begin solicitation and participation in the Offering upon the terms set forth in this Agreement.

3.	Syndication and Submission of Orders.

i.	Each investor who wishes to purchase Shares in the Offering must complete, execute and submit to the Company a subscription agreement as mutually agreed upon by NCPS and the Company substantially similar to the form of subscription agreement attached to the Offering Statement (each a “Subscription Agreement”). The acceptance, rejection and revocation process as it relates to a Subscription Agreement are set forth in the Offering Statement and Subscription Agreement.

ii.	All orders received by NCPS, whether initial or additional, and whether solicited or unsolicited, are subject to acceptance by and shall only become effective upon confirmation by the Company. NCPS agrees, and in its agreements with the Dealers will require the Dealers to agree, that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever, and no commissions will be paid to NCPS or the Dealers with respect to the portion of any subscription that is rejected. Orders not accompanied by a Subscription Agreement with the executed signature page and the required check or wire transfer or such other form of payment as agreed upon by the parties (“instruments of payment”) in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, NCPS agrees to return to the Advisor any commissions theretofore paid with respect to such order within 30 days thereafter and, failing to do so, the Advisor shall have the right to offset amounts owed against future commissions due and otherwise payable to NCPS.

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iii.	Those persons who wish to purchase Shares will be instructed by NCPS to (a) deliver to NCPS an instrument of payment payable to NCPS in the aggregate dollar amount of Shares desired to be purchased at the offering price set forth in the Offering Statement or (b) authorize a debit of such amount to NCPS. NCPS will hold such amounts in escrow for the benefit of the subscribers and the Company, and shall promptly transmit the amounts to a special reserve account for the exclusive benefit of customers (the “Special Reserve Account”) at a bank, in accordance with SEC Rule 15c3-3, or to such other bank account as NCPS may establish and maintain for the exclusive benefit of escrow beneficiaries (the “Escrow Account”), in accordance with SEC Rule 15c3-3, SEC Rule 15c2-4, and FINRA guidelines. NCPS shall not withdraw such funds unless and until it receives confirmation by the Company that the Company has accepted such subscriber’s order. A Subscription Agreement must be completed and submitted to the Company for all such investors. After it receives confirmation of acceptance by the Company, NCPS will promptly transmit such funds to the Company or its agent as directed by the Company. The parties acknowledge that any receipt by NCPS of payments for subscriptions for Shares shall be effected solely as an administrative convenience, and such receipt of payments shall not be deemed to constitute acceptance of orders to purchase Shares or sales of Shares by the Company. The Company, NCPS and certain third party custodians (the “AIP Member Custodians”) are parties to that certain Alternative Investment Product Networking Services Agreement (“AIP Networking Agreement”) pursuant to which transactions in the Shares in the brokerage accounts held at the AIP Member Custodians also may be processed and serviced.

4.	Compensation.

i.	With respect to any Shares sold by and trades executed by NCPS during the term of this Agreement in the Offering pursuant to the terms of this Agreement, the Advisor agrees to compensate NCPS in accordance with Exhibit A (the “Compensation Schedule”). All commissions shall be based on Shares sold by NCPS and accepted and confirmed by the Company, which commissions will be paid by the Advisor. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section 3 hereof, and the Company has accepted the Subscription Agreement of such subscriber. NCPS affirms that the Company has no liability for the payment of the commissions, such payment to be made solely by the Advisor. The parties hereby agree that the foregoing commissions are not in excess of the usual and customary distributors’ or sellers’ compensation received in the sale of securities similar to the Shares, that Dealer Manager’s interest in the Offering is limited to such commissions from the Advisor and Dealer Manager’s indemnity referred to in Section 9 of this Agreement and that the Company is not liable or responsible for the direct payment of such commissions to the Dealer Manager.

ii.	Payment of the commissions set forth on Exhibit A will be made by the Advisor to NCPS within 30 days of the receipt by the Company of the subscription proceeds. The Company, together with its transfer agent, shall be responsible for calculating such commissions. The Company shall provide NCPS with reasonable access to the records used to calculate such fees.

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5.	Offering Expenses. The Advisor will pay NCPS a non-accountable due diligence expenses of $10,000.

6.	Confirmation. The Company hereby acknowledges that the Company has assumed the duty to confirm on behalf of NCPS all orders for purchases of Shares accepted by the Company.

7.	Representations, Warranties and Covenants of NCPS. NCPS represents and warrants to the Company and the Advisor that:

i.	NCPS is registered, in good standing, and has obtained all approvals and licenses required to offer and sell the Shares and to conduct its business, including payment of all federal, state, and local taxes. NCPS represents and warrants to the Company that it is a properly registered or licensed broker-dealer, duly authorized to offer and sell Shares under federal securities laws and regulations, the securities laws and regulations of all states where it offers or sells Shares and under the rules and regulations of FINRA or any other self-regulatory organization having jurisdiction over NCPS, and that it is a member of FINRA in good standing. This Agreement shall automatically terminate if NCPS ceases to be a member of FINRA in good standing or is subject to a FINRA suspension or if NCPS registration or license under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities laws or regulations is terminated or suspended; NCPS agrees to notify the Company and the Advisor immediately if any of these events occur.

ii.	With respect to any investor which is an employee benefit plan covered by the Employee Retirement Income Security Act of 1974, neither NCPS nor any of its officers, directors, employees, affiliates or agents is a trustee or administrator of such plan or an employer of any employee covered by such plan.

iii.	With respect to any investor which is a state or municipal entity, (a) neither NCPS nor any of its officers, directors, employees, affiliates or agents has been within the past two years a civil servant or an elected official of such entity or has been retained to provide professional services to such entity and (b) neither NCPS nor any of its officers, directors, employees or agents will share any part of the fees received pursuant to this Agreement with any other person without the Company’s prior written consent.

iv.	NCPS will use its best efforts to sell the Shares for cash on the terms and conditions set forth in this Agreement and the Offering Statement.

v.	Before the sale of any of the Shares, Dealer Manager shall, and in its agreements with the Dealers shall require the Dealers to:

(1)	have reasonable grounds to believe that each subscriber is an “qualified purchaser” as that term is then defined in Regulation A; and

(2)	have sufficient information concerning the offeree to determine that the offeree has such knowledge and experience in financial and business matters that the offeree is capable of evaluating the merits and risks of an investment in the Company.

vi.	NCPS shall, and in its agreements with the Dealers shall require the Dealers to, make, before the sale of any of the Shares, reasonable inquiry to determine if the offeree is acquiring the Shares for offeree’s own account or on behalf of other persons, and that the offeree understands the limitations on the offeree’s disposition of the Shares set forth in Rule 502(d) of Regulation D. This includes a determination by NCPS and the Dealer that the offeree understands that he must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Securities Act and, thus, cannot be sold unless the Shares are subsequently registered under the Securities Act or an exemption from registration under the Securities Act is available.

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vii.	Dealer Manager acknowledges that this Offering is being made in reliance on Regulation A promulgated under the Securities Act and that each potential investor must be a “qualified purchaser” as defined in Regulation A.

viii.	Reserved.

ix.	Dealer Manager shall furnish to the Company upon request a complete list of all persons who have purchased the Shares and such persons’ places of residence.

x.	The Dealer Manager represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a "Dealer Manager Covered Person" and, together, "Dealer Manager Covered Persons"), is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof.

xi.	In its agreements with the Dealers, the Dealer Manager will require the Dealers to represent that neither the Dealer, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a "Dealer Covered Person" and, together, "Dealer Covered Persons"), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer Manager prior to the date of the Selected Dealer Agreement between the Dealer Manager and such Dealer.

xii.	The Dealer Manager represents that it is not aware of any person (other than any Company Covered Person (as defined in Section 8.viii. below), Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares. The Dealer Manager will notify the Company of any agreement entered into between the Dealer Manager and any such person in connection with such sale.

xiii.	The representations and warranties in Sections (x) through (xii) above are and shall be continuing representations and warranties throughout the term of the Offering. The Dealer Manager will notify the Company in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with Section (x) above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.

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xiv.	In its agreements with the Dealers, the Dealer Manager will require that the Dealers notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Dealer Manager, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person. The Dealer Manager will notify the Company in writing promptly upon receiving notification from any Dealer of the occurrence of any such event described in this paragraph.

xv.	The Dealer Manager acknowledges that, with respect to each Dealer Manager Covered Person and Dealer Covered Person, the Company is relying upon the representations, covenants and agreements of the Dealer Manager set forth in this Section 7 and the representations, covenants and agreements of the Dealers referred to in this Section 7 as procedures reasonably designed to ensure that the Company receives notice from each such Dealer Manager Covered Person or Dealer Covered Person of (i) any Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person.

xvi.	The Dealer Manager shall provide, and in its agreements with the Dealers will require the Dealers to provide, to the Company such certifications, documentation and other information as reasonably requested from time to time by the Company as it deems necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with this Offering.

xvii.	In connection with NCPS’s participation in the offer and sale of Shares, NCPS represents, and in its agreements with the Dealers will require each Dealer to represent, that it has not published, distributed, issued, posted or otherwise used or employed, and shall not publish, distribute, issue, post or otherwise use or employ, any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act (“General Solicitation”) other than the Authorized Sales Materials specifically approved by the Company for use as General Solicitation material.

xviii.	In connection with NCPS’s participation in the offer and sale of Shares (including, without limitation, all initial and additional subscriptions for Shares and any resales and transfers of Shares), NCPS will comply, and in its agreements with Dealers will require that the Dealers comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated under both such acts, including, without limitation, Regulation A; (b) all applicable state securities laws and regulations as from time to time in effect, including without limitation (upon notice thereof) any requirement imposed by a state securities administrator in connection with the registration of the Shares; (c) the applicable rules of FINRA, including, but not in any way limited to, FINRA Rule 2040, FINRA Rule 2090, FINRA Rule 2111, FINRA Rule 2121 and FINRA Rule 5141; (d) all applicable rules and regulations relating to the suitability of investors, including, without limitation, the provisions of Articles III.C. and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”); (e) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of NCPS or the Dealers pursuant to this Agreement or the Selected Dealer Agreement, as applicable, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; (f) this Agreement or the Selected Dealer Agreement, as applicable, and the Offering Statement as amended and supplemented and (g) all federal and state laws and regulations relating to electronic delivery of prospectuses and other offering materials and relating to electronic signatures, including (upon notice thereof) any requirement imposed by a state securities administrator in connection with the registration of the Shares and including any requirement that may be imposed by the Statement of Policy Regarding the Use of Electronic Offering Documents and Electronic Signatures proposed by the Corporation Finance Section of the North American Securities Administrators Association if such Statement of Policy or an amended version thereof should become effective in any state. NCPS agrees to notify the Company immediately if it becomes unable or fails to comply with the above. Upon becoming aware of such inability or failure, the Company may terminate this agreement immediately.

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xix.	NCPS will not reallow or share any of the commissions that it receives pursuant to this Agreement with any person unless such person (a) is properly registered as a broker-dealer with the SEC and all states in which NCPS will offer the Shares, and possesses all other licenses, registrations and approvals required to receive such fee, and (b) is a member of FINRA in good standing. Notwithstanding the foregoing, NCPS may pay commissions to any of its duly licensed registered representatives who participate in the distribution of the Offering or who effect a sale of Shares.

xx.	In its statements and meetings with prospective investors and investors, NCPS will not make, and in its agreements with the Dealers will require that the Dealers will not make, any misstatement of a material fact and will not omit any material fact necessary to make the statements therein not misleading.

xxi.	NCPS will comply, and in its agreements with the Dealers will require the Dealers to comply, in all respects with statements set forth in the Offering Statement, including subscription procedures and the plan of distribution.

xxii.	NCPS will not offer Shares, and in its agreements with the Dealers will require that the Dealers not offer Shares, in any jurisdiction unless and until (a) NCPS has been advised in writing by the Company that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (b) NCPS and any Dealer offering Shares in such jurisdiction has all required licenses and registrations to offer Shares in that jurisdiction.

xxiii.	NCPS will, and in its agreements with the Dealers shall require each Dealer to agree that it will, immediately suspend or terminate its offer and sale of Shares upon the request of the Company at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company. Further, NCPS agrees that it will immediately terminate any Selected Dealer Agreement upon the request of the Company.

xxiv.	This Agreement, when executed by NCPS, will have been duly authorized and will be a valid and binding agreement of NCPS, enforceable in accordance with its terms.

xxv.	NCPS will offer Shares, and in its agreements with the Dealers will require that the Dealers offer Shares, (both at the time of an initial subscription and at the time of any additional subscription) only to persons who meet the financial qualifications and suitability standards set forth in the Offering Statement as amended or supplemented or in any suitability letter or memorandum sent to NCPS by the Company. Nothing contained in this Section shall be construed to relieve NCPS of NCPS’s suitability obligations under FINRA Rule 2111 or FINRA Rule 2310. NCPS shall not purchase any Shares for a discretionary account without obtaining the prior written approval of NCPS’s customer and his or her signature on a subscription agreement.

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xxvi.	NCPS agrees, and in its agreements with the Dealers will require the Dealers to agree, to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. NCPS further agrees, and in its agreements with the Dealers will require the Dealers to agree, to make the Suitability Records available to the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon NCPS’s or such Dealer’s receipt of a subpoena or other appropriate document request from such agency.

xxvii.	NCPS will provide, and in its agreements with the Dealers will require the Dealers to provide, the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.

xxviii.	NCPS represents and warrants to the Company and each owner, director, officer and employee thereof that the information under the caption “Plan of Distribution” in the Offering Statement and all other information furnished and to be furnished to the Company by NCPS in writing expressly for use in the Offering Statement, or any amendment or supplement thereto, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

xxix.	NCPS has submitted (or will submit within 15 days of the first sale in the Offering) to FINRA a copy of the Offering Statement and any other related offering documents, including any materially amended versions thereof (the “FINRA Filing”). NCPS will update the FINRA filing from time to time as necessary to comply with the terms of FINRA Rule 5123.

xxx.	The Dealer Manager hereby grants the Company (or its designee) and its designated representatives the right during the first twelve months of the term of this Agreement, but not the obligation, to audit and/or monitor the Dealer Manager’s AML Program, the Dealer Manager’s procedures to make suitability and know your customer determinations and/or the Dealer Manager’s other procedures designed to comply with SEC or FINRA rules in connection with the Offering. Such right may be exercised upon reasonable notice to the Dealer Manager from the Company. In any such event, the Dealer Manager agrees to cooperate with the Company’s auditing and monitoring of the Dealer Manager’s AML Program and suitability, know your customer or other procedures by providing, upon request, (a) information, records, data and exception reports related to any investors purchasing Shares in the Company through the Dealer Manager and (b) access for the Company and/or its designee or designated representatives to meet with Dealer Manager personnel who are responsible for or involved in the development, implementation, oversight and/or maintenance of the Dealer Manager’s AML Program and/or suitability, know your customer or other procedures, including, without limitation, Dealer Manager’s compliance personnel. In the event that such documents or discussions with personnel reflect, in the opinion of the Company, a potential violation of the Dealer Manager’s anti-money laundering and customer identification (“AML”) obligations, suitability or know your customer obligations or other obligations, the Dealer Manager will permit the Company (or its designee) and designated representatives to further inspect relevant books and records, and have further discussions with relevant Dealer Manager personnel, related to investors purchasing Shares through the Dealer Manager, the Dealer Manager’s compliance with AML requirements and/or the Dealer Manager’s compliance with suitability, know your customer or other obligations. Neither this provision nor the Company’s exercise of its right pursuant to this section shall be construed to relieve the Dealer Manager’s AML, suitability, know your customer or other obligations under applicable laws, rules and regulations or as otherwise set forth in this Agreement or to impose liability for such matters upon the Company.

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8.	Representations and Warranties of the Company.

As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager and to each Dealer that:

i.	The Company has been duly and validly organized and formed as a limited liability company under the laws of the State of Delaware, with the power and authority to conduct its business as described in the Offering Statement.

ii.	The Offering Statement with respect to the Offering has been prepared by the Company. The Offering Statement complies with the Securities Act for offerings under Regulation A and does not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 8.ii. will not extend to such statements contained in or omitted from the Offering Statement that are primarily within the knowledge of the Dealer Manager or any of the Dealers. Copies of the Offering Statement and each amendment and supplement thereto have been or will be delivered to the Dealer Manager.

iii.	The Company intends to use the funds received from the sale of the Shares as set forth in the Offering Statement.

iv.	The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provisions contained in Section 9 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

v.	The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, bylaw, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity provisions contained in Section 9 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

vi.	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except as may be required under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder or under applicable state securities laws.

vii.	The Shares have been duly authorized and, when issued and sold as contemplated by the Offering Statement and upon payment therefor as provided in the Offering Statement and this Agreement, the Shares will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Offering Statement.

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viii.	Reserved.

ix.	The Company is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

x.	With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person.

xi.	The representations and warranties in Sections 8.viii. through 8.x. are and shall be continuing representations and warranties throughout the term of the Offering. The Company will promptly notify the Dealer Manager in writing upon becoming aware of any fact which makes any such representation or warranty untrue.

9.	Indemnification.

i.	To the extent permitted by the Company’s organizational documents and the provisions of Article II.G of the NASAA Guidelines, and subject to the limitations below, the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or the Dealer Manager within the meaning of Section 15 of the Securities Act (collectively, the “Indemnified Persons”) from and against any losses, claims, damages or liabilities, joint or several (collectively, the “Losses”), to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Offering Statement or any amendment or supplement thereto or (ii) in any federal or state securities filing or other document executed by the Company or on its behalf specifically for the purpose of exempting any or all of the Shares from the registration requirements under the securities laws of any jurisdiction or based upon information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Filing”), or (iii) in any Authorized Sales Materials, or (b) the omission or alleged omission to state in the Offering Statement or any amendment or supplement thereto, or in any Filing or Authorized Sales Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending such Loss.

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Notwithstanding the foregoing provisions of this Section 9(i), the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by or on behalf of the Dealer Manager, or (y) to the Company or the Dealer Manager by or on behalf of any Dealer, specifically for inclusion in the Offering Statement or any such amendment or supplement thereto, any such Filing or any Authorized Sales Material; and further, the Company will not be liable in any such case if it is determined that the Dealer Manager or the Dealer was at fault in connection with the Loss, expense or action.

The foregoing indemnity agreement of this Section 9(i) is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Offering Statement (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Person from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Offering Statement as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Offering Statement as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

ii.	The Dealer Manager will indemnify and hold harmless the Company, the Dealers and their officers and directors (including any persons named in the Offering Statement with his consent, as about to become a director), and each person, if any, who controls the Company or the Dealer within the meaning of Section 15 of the Securities Act (the “Dealer Manager Indemnified Persons”), and from and against any Losses to which any of the Dealer Manager Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Offering Statement or any amendment or supplement thereto, (ii) in any Filing or (iii) in any Authorized Sales Materials; (b) the omission or alleged omission to state in the Offering Statement or any amendment or supplement thereto, in any Filing or in any Authorized Sales Material, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, provided that clauses (a) and (b) apply to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for inclusion in the Offering Statement or any such amendment or supplement thereto, or any such Filing or Authorized Sales Materials; (c) any use of sales literature not authorized or approved by the Company or any use of "broker-dealer use only" materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; (f) any failure to comply with applicable laws, including laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001 and the regulations and programs administered by the OFAC at the U.S. Department of the Treasury; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

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iii.	Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their officers and directors (including any persons named in the Offering Statement with his consent, as about to become a director), and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Offering Statement or any amendment or supplement thereto, (ii) in any Filing, or (iii) in any Authorized Sales Materials; (b) the omission or alleged omission to state in the Offering Statement or any such amendment or supplement thereto, in any Filing or in any Authorized Sales Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, provided that clauses (a) and (b) apply to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for inclusion in the Offering Statement or any such amendment or supplement thereto or any such Filing or Authorized Sales Materials; (c) any use of sales literature not authorized or approved by the Company or any use of "broker-dealer use only" materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and Dealer; (f) any failure to comply with applicable laws, including laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001 and the regulations and programs administered by the OFAC at the U.S. Department of the Treasury; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that Dealer may otherwise have.

iv.	Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so to notify the indemnifying party will relieve such indemnifying party from any liability under this Section 9 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 9(v)) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

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v.	The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions for which indemnification is sought pursuant to this Section 9; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

10.	Compliance with this Agreement. Each of the Company and NCPS, on request of the other, agrees to provide reasonable assurances (including written representations) of its compliance with the terms of this Agreement and, in order to verify such compliance, reasonable access to any documents in its possession referring or relating to any investor or prospective investor (whether or not such investor invests in the Offering of the Company).

11.	Agreement not Exclusive. The parties acknowledge and agree that this is not an exclusive agreement. Without limiting the foregoing sentence, NCPS may render solicitation services of the kind contemplated herein for persons other than the Company.

12.	Customer Complaints. Each party agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of NCPS received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by NCPS).

13.	Remedies. Subject to the restrictions in the Company’s charter, as amended, nothing contained in this Agreement will limit a party’s right to any other remedies at law or in equity. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party will be awarded its reasonable attorney fees, and costs and expenses incurred, subject to the restrictions in the Company’s charter, as amended. All rights and remedies of the Company herein will be in addition to all other rights and remedies available at law or in equity, including, without limitation, specific performance and temporary and permanent injunctive relief.

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14.	Confidentiality. In connection with NCPS’s due diligence review of the Offering, NCPS (or its agent performing due diligence) may request receipt of confidential information regarding the Offering, the Company, the Company’s sponsor or the sponsor’s affiliates. The Company will reasonably cooperate with NCPS to accommodate such request; provided, however, any such information provided to NCPS or its agent will be subject to the terms of the confidentiality agreement attached as Appendix A to this Agreement.

15.	Termination; Assignment. Subject to Sections 7(i) and 7(xviii) of this Agreement, this Agreement may be terminated (i) by the Company at any time upon the provision of thirty days’ prior written notice thereof to NCPS and (ii) by NCPS (a) without cause at any time upon the provision of ninety days’ prior written notice thereof to the Company and (b) with cause (i.e., a material breach by the Company of any representation, warranty or covenant contained herein not cured within any applicable cure period, or the Company’s violation of applicable laws) at any time upon the provision of thirty days’ prior written notice thereof to the Company. If not sooner terminated, the Dealer Manager’s agency and this Agreement shall terminate, and all Selected Dealer Agreements shall terminate, at the close of business on the effective date that the Offering is terminated without obligation on the part of the Dealer Manager, the Company or the Advisor, except as set forth in this Agreement or the Selected Dealer Agreements, as applicable. Upon termination of this Agreement, (a) the Advisor shall pay to NCPS all earned but unpaid compensation at such times as such amounts become payable in accordance with the terms hereunder, and (b) the Dealer Manager will promptly deliver to the Company all records and documents in its possession or control that relate to the Offering and that are not designated as “dealer” copies. The Dealer Manager shall use commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company. The parties acknowledge that the duties and obligations provided for herein are personal in nature and agree that neither this Agreement nor any of such duties or obligations may be assigned by any party without the express written consent of the other parties.

16.	Publicity. NCPS shall not engage in any press release, announcement, interview, or other publicity regarding the Offering without the Company’s prior written consent.

17.	Changes to Applicable Law. To the extent that the existing law relating to this Agreement changes, and such change affects this Agreement, the parties will use reasonable efforts to negotiate and reform the affected portion of this Agreement to comply with the change.

18.	Arbitration. In the unlikely event that a dispute arises concerning any provision of this Agreement, the parties will work together in good faith to resolve the matter internally by elevating the matter to higher levels of management. If the dispute remains unresolved, the parties will submit to binding arbitration, conducted on a confidential basis, by FINRA (if called for under applicable FINRA rules), or otherwise in New Castle County in the State of Delaware pursuant to the rules for commercial arbitrations of the American Arbitration Association. Except as provided otherwise in Section 9 of this Agreement, any arbitration award will include an award of reasonable legal fees and costs to the prevailing party. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Salt Lake County, Utah.

19.	Governing Law. This Agreement will be construed in accordance with the laws of Delaware; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law. Subject to the foregoing Arbitration clause, NCPS and the Company hereby consent and submit to the jurisdiction and forum of the state and federal courts in Delaware in all questions and controversies arising out of this Agreement.

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20.	Attorneys’ Fees and Costs. Except as provided otherwise in Section 9 of this Agreement, in any arbitration, litigation, or other proceeding, informal or formal, by which one party either seeks to enforce this Agreement or seeks a declaration of any rights or obligations under this Agreement, the non-prevailing party will pay the prevailing party’s costs and expenses, including but not limited to, reasonable attorneys’ fees.

21.	Compliance with Laws; Policies and Procedures. All parties agree to comply with all applicable federal, state, and local laws, executive orders and regulations issued, where applicable.

22.	Cooperation. Where agreement, approval, acceptance, consent or similar action by either party hereto is required by any provision of this Agreement, such action will not be unreasonably delayed or withheld. Each party will cooperate with the other by, among other things, making available, as reasonably requested by the other, management decisions, information, approvals, and acceptances in order that each party may properly accomplish its obligations and responsibilities hereunder.

23.	Force Majeure; Excused Performance. Neither party will be liable for delays or any failure to perform under this Agreement due to causes beyond its reasonable control. Such delays include, but are not limited to, fire, explosion, flood or other natural catastrophe, governmental legislation, acts, orders, or regulation, strikes or labor difficulties, to the extent not occasioned by the fault or negligence of the delayed party. Any such excuse for delay will last only as long as the event remains beyond the reasonable control of the delayed party. However, the delayed party will use its best efforts to minimize the delays caused by any such event beyond its reasonable control.

24.	No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement will in no way affect that party’s right to enforce such provisions, nor will the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision.

25.	Notices. Any notice given pursuant to this Agreement will be in writing and will be given by email (with delivery confirmation), personal service or by United States certified mail, return receipt requested, postage prepaid to the addresses set forth below, or as changed through written notice to the other party. Notice given by email will be effective upon confirmed receipt, personal service will be deemed effective on the date it is delivered to the addressee, and notice mailed will be deemed effective on the third day following its placement in the mail addressed to the addressee.

To the Company:

Platform Ventures Diversified Housing REIT, LLC

c/o Platform Ventures, LLC

4220 Shawnee Mission Parkway, Suite 200B

Fairway, KS 66205

Attn: Greg Steinberg

Email; greg.steinberg@platformv.com

Phone (913) 396-4851

To the Advisor:	PVDH Manager, LLC c/o Platform Ventures, LLC 4220 Shawnee Mission Parkway, Suite 200B Fairway, KS 66205 Attn: Greg Steinberg Email; greg.steinberg@platformv.com Phone (913) 396-4851

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To NCPS:	North Capital Private Securities Corp. 623 E Fort Union Blvd., Suite 101 Salt Lake City, UT 84047
E-mail: info@northcapital.com
Phone: (888) 625 7768

26.	Assignment of Agreement. This Agreement and the obligations of each party hereunder are personal to such party. Neither party nor any successor, receiver, or assignee of such party will directly or indirectly assign this Agreement or the rights or duties created by this Agreement, whether such assignment is effected in connection with a sale of such party’s assets or stock or through merger, an insolvency proceeding or otherwise, without the prior written consent of the other parties.

27.	Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement. The parties agree that a facsimile signature may substitute for and have the same legal effect as the original signature.

28.	Entire Agreement. This Agreement and its attached exhibits and appendix constitute the entire agreement between the parties and supersede any and all previous representations, understandings, or agreements between the Company and NCPS as to the subject matter hereof. This Agreement may only be amended by an instrument in writing signed by the parties. This Agreement will be construed without regard to the party that drafted it. Any ambiguity will not be interpreted against either party and will, instead, be resolved in accordance with other applicable rules concerning the interpretation of contracts.

29.	Privacy Laws. The Company and NCPS (each referred to individually in this Section as a “party”) agree, and in its agreements with Dealers will require the Dealers to agree, as follows:

i.	Each party agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

ii.	NCPS and the Dealers shall not disclose nonpublic personal information (as defined under the GLBA) of all customers who have opted out of such disclosures, except to service providers (when necessary and as permitted under the GLBA) or as otherwise required by applicable law;

iii.	Except as expressly permitted under the FCRA, NCPS and the Dealers shall not disclose any information that would be considered a “consumer report” under the FCRA;

iv.	NCPS and the Dealers shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt- out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

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v.	The provisions of this Section 29 shall survive the termination of this Agreement.

30.	Survival of Representations and Warranties. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and through the Offering termination date, and such representations, warranties and agreements and the indemnification provisions contained in Section 9 of this Agreement shall remain operative and in full force and effect and shall survive the sale of, and payment for, the Shares and the termination of this Agreement.

31.	Anti-Money Laundering Compliance Programs. NCPS’s acceptance of this Agreement constitutes a representation to the Company that NCPS has established and implemented an anti-money laundering and customer identification compliance program (“AML Program”) in accordance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA Patriot Act of 2001, and related regulations (31 C.F.R. Part 103), and will continue to maintain its AML Program consistent with applicable laws and regulations during the term of this Agreement. In accordance with these applicable laws and regulations and its AML Program, NCPS agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (“OFAC”) list of Specially Designated Nationals and Blocked Persons. Additionally, NCPS will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. NCPS will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Company at any time, NCPS hereby agrees to furnish (a) a copy of its AML Program to the Company for review, and (b) a copy of the findings and any remedial actions taken in connection with NCPS’s most recent independent testing of its AML Program.

32.	No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Offering Statement as amended or supplemented and in this Agreement.

33.	Fiduciary Matters. The Dealer Manager acknowledges and agrees, and in its agreements with the Dealers will require the Dealers to acknowledge and agree, as follows:

i.	The Company, the Advisor, the sponsor of the Company and each of their respective affiliates and related parties (collectively, the “Issuer Parties”), may engage in sales and marketing activities with the Dealer Manager and the Dealers. These activities may include, without limitation, attending meetings, conferences and forums, as well as making offering materials, sales literature, educational materials and other resources available in connection with sales and marketing activities regarding the Company to the Dealer Manager, the Dealers and their respective affiliates.

ii.	With respect to any of the Dealer Manager’s or the Dealer’s customers which is a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, “Retirement Customers”), the Issuer Parties are not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with any transaction in the Company (“Transaction”).

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iii.	Certain of the Issuer Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Offering Statement.

iv.	The Issuer Parties are not receiving a fee or other compensation directly from the Dealer Manager, the Dealer or any of their Retirement Customers for the provision of investment advice (as opposed to other services) in connection with any Transaction.

v.	By continuing to advise the Dealer Manager’s or the Dealer’s Retirement Customers with respect to any Transaction in the Company, the Dealer Manager and the Dealer, as applicable, represents and warrants that:

(a)	The Dealer Manager or the Dealer, as applicable, is either (a) a broker dealer registered under the Exchange Act, (b) a “bank” as defined in section 202 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency, (c) an investment adviser registered under the Advisers Act, or if not so registered by reason of paragraph 1 of Section 203A of the Advisers Act, an investment adviser registered under the laws of the State in which the Dealer Manager or Dealer, as applicable, maintains its principal office and place of business or (d) an independent fiduciary that has a least $50 million in total assets under management or control;

(b)	There is no financial interest, ownership interest, or other relationship, agreement, or understanding that would limit the Dealer Manager’s or the Dealer’s ability to carry out its fiduciary responsibility to any of its Retirement Customers beyond the control, direction, or influence of other persons involved in the Transaction;

(c)	The Dealer Manager and the Dealer, as applicable, is capable of evaluating investment risk independently, both in general and with regard to particular transactions and investment strategies; and

(d)	The Dealer Manager or the Dealer, as applicable, is a fiduciary under ERISA or the Code, or both, with respect to the Transaction, and the Dealer Manager or the Dealer, as applicable, is responsible for exercising independent judgment in evaluating the Transaction, with respect to its Retirement Customers.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Platform Ventures Diversified Housing REIT, LLC

By:	PVDH Manager, LLC, its manager
By:	Platform Investments, LLC, its manager
By:	Platform Ventures, LLC, its manager

By:	/s/ Greg Steinberg
Name:	Greg Steinberg
Title:	General Counsel

NORTH CAPITAL PRIVATE SECURITIES CORPORATION

By:	/s/ James Dowd
Name:	James Dowd
Title:	Chief Executive Officer

PVDH Manager, LLC (solely for purposes of affirming its obligations under Section 4 hereof)

By:	Platform Investments, LLC, its manager
By:	Platform Ventures, LLC, its manager

By:	/s/ Greg Steinberg
Name:	Greg Steinberg
Title:	General Counsel

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Exhibit A

Compensation Schedule

Except as otherwise provided in the Offering Statement as amended and supplemented, the Shares to be offered pursuant to this Agreement will be sold at an initial per Share cash price as follows.

Class of Shares	Price per Share

Class A Common Shares	$1.00
Class D Common Shares	$1.00

Except as otherwise provided in the “Plan of Distribution” section of the Offering Statement as amended and supplemented, the Advisor shall pay to NCPS the following commissions on Shares sold by NCPS in the Offering and Shares for which NCPS executes the trade on behalf of an introducing broker dealer or registered investment adviser, based on the actual price per Share:

Class of Shares	Commission per Share

Class A Common Shares	0.50%
Class D Common Shares	0.50%

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Appendix A

Confidentiality Agreement

[see attached]

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